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                                                                   EXHIBIT 10.7

                          SECOND AMENDED AND RESTATED
                     EMPLOYMENT AGREEMENT OF JOHN R. LEWIS


     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of the date last written below, between TRANSITIONAL CARE OF AMERICA, INC., a Delaware corporation ("EMPLOYER" or the "COMPANY"), and JOHN R. LEWIS, 342 Woodcliffe Place Drive, Chesterfield, Missouri 63005, ("EMPLOYEE").

                                  WITNESSETH:

     WHEREAS, Employer and Employee entered into an Employment Agreement dated as of September 22, 1994, and a First Amended and Restated Employment Agreement dated as of December 22, 1994, and Employer and Employee desire to further amend and restate said Employment Agreement.

     WHEREAS, Employer desires to retain the services of Employee, and Employee desires to be employed by Employer, upon the terms and conditions hereinafter set forth;

     WHEREAS, as an ancillary and integral part of this Agreement, Employer desires to maintain Employee's covenant not to compete and other covenants, and Employee desires to make a covenant not to compete and such other covenants as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts such employment by Employer, upon the terms and conditions specified herein for the "Term of Employment" (as hereinafter defined).

     2. DUTIES OF EMPLOYEE. During the Term of Employment, Employee is hereby employed as the Executive Vice President and Chief Operating Officer of the Company and shall report directly to the Company's Chief Executive Officer. Employee shall be responsible for overseeing the day-to-day operations of Company's patient units and for employees engaged in those efforts. Employee shall have such authority and shall perform such duties as are specified by the Bylaws of the Company for the offices to which he has been appointed hereunder and shall so serve; subject, however, to such limitations, instructions, directions, and control as the Chief Executive Officer of the Company may specify from time to time in his sole discretion. In furtherance of the foregoing, Employee shall, subject to the direction and instruction of
Employer: (a) devote Employee's full and entire working time, attention and energies to Employer, and will diligently and to the best of employee's ability perform all duties incident to Employee's employment hereunder; (b) use Employee's best efforts to promote the interests of Employer; and (c) perform such other duties as Employer may from time to time direct.

Employment Agreement - John R. Lewis                                      Page 1





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     3. FINANCIAL ARRANGEMENTS.

     3.1 Compensation. As compensation for Employee's services hereunder and in consideration of Employee's covenant not to compete and other covenants as set forth in Sections 4, 5 and 6 hereof, Employer shall pay Employee effective as of January 1, 1996, a salary of One Hundred Forty Thousand Dollars ($140,000.00) per year, payable on a semi-monthly basis, subject to such payroll and withholding deductions as may be required by law. Employee's compensation arrangement will be reviewed annually by the Board of Directors.

     Employee shall be reimbursed for all the actual costs and expenses incurred by him in the performance of his duties. Employee shall be entitled to an three (3) weeks paid vacation time each year (and in addition thereto, three (3) weeks during the first year of this Employment Agreement), disability insurance in an amount equal to sixty percent (60%) of Employee's base salary so long as said insurance is available on commercially reasonable terms, premiums for life insurance in the face amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) at a cost of up to $2,500.00 per annum, an annual car allowance in the amount of Seven Thousand Eight Hundred and 00/100 Dollars ($7,800.00) and other benefits (e.g., sick leave and health insurance) in accordance with Employer's policies as from time to time established. Employee shall also be eligible to participate in any other benefit plan adopted by Employer.

     3.2 Bonus. In addition to the salary payable to Employee, Employee shall be entitled to an annual bonus as determined by the Compensation Committee of the Board of Directors. The Compensation Committee shall develop an incentive bonus plan for the Employee based upon goals and incentives established mutually by the Compensation Committee and the Employee. All such annual bonuses shall be payable on or before March 31 for the preceding year.

     3.3 Supplemental Bonus. Employee, as of the execution of this Agreement, will owe Employer $22,500 for stock purchased in Advanced Rehabilitation Resources, Inc. and evidenced by a promissory note. As a supplemental bonus to Employee, Employer will forgive the principal amount of and interest on the note on September 22, 1997, of this Agreement, assuming that the Employee is still employed by Employer on such date.

     4. CONFIDENTIALITY. Employee agrees to keep confidential and not to use or to disclose to others, except as expressly consented to in writing by Employer, or as required by law to be disclosed, any trade secrets or confidential technology, proprietary information, customer lists, or knowledge belonging to or relating to the affairs or Employer or any subsidiary or parent of Employer (an "AFFILIATE"), or any matter or thing ascertained by Employee through Employee's association with Employer or an Affiliate, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of Employer or an Affiliate. Employee further agrees that should Employee leave the active service of Employer, Employee will neither take nor retain, without prior written authorization from Employer, any papers, data, client lists, books, records, files, or other documents (or copies thereof) or other confidential information of any kind belonging to Employer or an Affiliate pertaining to the business, sales, financial condition, products or other activities thereof.



Employment Agreement - John R. Lewis                                     Page 2
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     5. ITEM OWNERSHIP.  All patents, formulae, inventions, ideas of inventions, processes, copyrights, know-how, proprietary information, trademarks, tradenames or other developments, or future improvements thereto (collectively "ITEMS"), developed or conceived by Employee during the term of this Agreement are the property of Employer and shall be promptly disclosed to Employer. Employee shall further execute an assignment of such Items to Employer and execute such other instruments as Employer shall request to protect Employer's interest in such Items. Employee represents that his performance of this Agreement does not and will not breach any agreement to keep in confidence items acquired by him in confidence or in trust prior to his employment with Employer. Employee agrees not to disclose to Employer or induce Employer to use any Items belonging to any previous employer or others. Employee further agrees not to enter into any agreement, either written or oral, in conflict herewith. This covenant shall be perpetual and shall survive the termination or expiration of this Agreement.

     6. NON-COMPETITION AGREEMENT. Employee recognizes that Employer's entering into this Agreement is induced primarily because of the covenants and assurances made by Employee, that Employee's covenant not to compete is necessary to insure that continuation of the business of Employer and its Affiliates, and that irreparable harm and damage will be done to Employer and its Affiliates in the event that Employee competes with Employer or its Affiliates within the geographic areas described below. Therefore, Employee agrees that during the Term of Employment, Employee will not directly or indirectly own, manage, operate, control, participate in the management or control of, be employed by, lend Employee's name to or maintain or continue any interest whatsoever in any enterprise (a) having to do with the provision, distribution, marketing, promotion, or advertising of any type(s) of service(s) or product(s) in direct competition to those offered by Employer within (i) the fifty (50) states of the United States, (ii) United States territories and possessions, and (iii) each foreign country, possession or territory in which Employer may be engaged in business at the termination of Employee's employment or at any time within twelve (12) months prior thereto; but only if Employee was directly or indirectly responsible for such business while he was employed by Employer or if Employee was directly or indirectly involved or exposed to plans for such business at any time within twelve (12) months prior to termination. Additionally, for a period of one (1) year after the end of the Term of Employment or the earlier termination of this Agreement, Employee will not directly or indirectly own, manage, operate, control, participate in the management or control of, be employed by, lend Employee's name to or maintain or continue any interest whatsoever in any enterprise in direct competition with the business of the Company or any of its Affiliates within a 50-mile radius of the location of any competing or substantially similar facility of the Company or an Affiliate; but only if Employee was directly or indirectly involved or exposed to plans for such business at any time within twelve (12) months prior to the end of the Term of Employment. Employee further agrees that if any restriction contained in this Section 6 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be severable therefrom and be enforced in its place, and the remaining restrictions contained herein shall be enforceable independently of each other.


Employment Agreement - John R. Lewis                                    Page 3


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     7. TERM AND TERMINATION OF AGREEMENT.

     7.1 Term of Employment. As used herein, "Term of Employment" shall mean the period commencing on September 22, 1994, and expiring at 12:00 A.M. CST on the fifth (5th) anniversary of such date.

     7.2 Termination.

     (a) Death. Employee's employment hereunder shall terminate immediately upon death.

     (b) For Cause. Employer may terminate Employee's employment hereunder at any time, effective immediately upon written notice, for cause. For the purpose of this Agreement "cause" shall mean:

      i. The willful and continued failure by Employee to substantially perform Employee's duties hereunder other than any such failure resulting from Employee's incapacity due to physical or mental illness or resulting from a diminution of Employee's duties following a Change of Control. For purposes of this Agreement, a Change of Control shall mean and be deemed to have occurred if: (a) there shall be consummated (x) any consolidation or merger of Employer with another corporation or entity and, as a result of such consolidation or merger, less than sixty percent (60%) of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the stockholders of Employer, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended) of any party to such consolidation or merger, as the same shall have existed immediately prior to such consolidation or merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Employer, or (b) the stockholders of Employer shall have approved any plan or approval for the liquidation or dissolution of the company, or (c) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), of twenty percent (20%) or more of Employer's outstanding common stock, without the prior approval of Employer's Board of Directors, or (d) if the majority of the Directors of Employer are replaced in a contested election.

      ii. The willful engaging by Employee in conduct which is demonstrably and materially injurious to Employer, monetarily or otherwise, or

     iii. Employee's conviction of, or plea of nolo contendere to a felony, provided any right of appeal has been exercised or has lapsed.

     In the event that Employee is terminated for cause, Employer shall pay Employee's salary through the date of termination, and shall thereafter have no further obligation to Employee, provided, however, that Employee's obligations pursuant to Section 6 shall continue in full force and effect for a period equal to the balance of the Term of Employment had this Agreement not been terminated. For purposes of this section, no act, or failure to act, on the part of the Employee shall

Employment Agreement - John R. Lewis                                    Page 4


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be deemed "willful" unless done, or omitted to be done, by the Employee without good faith and without reasonable belief that the action or omission was in the best interest of Employer.

     (c) Long-Term Disability. Should Employee commence a Long-Term Disability and such Long-Term Disability continues beyond six (6) months, Employee's employment hereunder may, at the option of the Employer, terminate upon written notice of such termination. Unless and until Employee's employment is so terminated, Employer shall continue to compensate Employee as provided in
Section 3 hereof, offset by any payments to which Employee may be entitled under any disability plan of Employer. Termination pursuant to this paragraph shall not constitute termination for "cause." Employee shall have commenced a "Long-Term Disability" if: (i) Employee cannot perform the essential functions of his employment position, with or without a reasonable accommodation for his disability; or (ii) Employee cannot perform the essential functions of his employment position without an accommodation that would be an undue hardship for Employer to provide. The foregoing definition of Long-Term Disability is not intended to and shall not affect the definition of "disability" or any similar term in any insurance policy Employer may provide.

     (d) Without Cause. Employee's employment hereunder may be terminated by Employer at any time, effective upon sixty (60) days written notice of termination; provided, however, if Employer shall terminate Employee's employment hereunder without cause, then upon any such termination, and as a condition to the effectiveness thereof, Employer shall be obligated to pay to Employee as severance pay an amount equal to one (1) year salary, payable in substantially equal bi-weekly installments at the level then being paid to Employee. In such event, Employee will only be eligible for the accrued bonus payable. Employer also shall continue Employee's medical and other benefits until Employee is reemployed and eligible for medical and other benefits in connection with such reemployment or for the Term of the Agreement, which ever is the first to occur. In the event that Employee is reemployed, but the benefits provided through such reemployment are less than the benefits provided under this Agreement, the Employer shall pay to Employee, in monthly installments, such difference in value. Should Employee die before receipt of the severance payments, then such payments will be made to the executors or administrators of Employee's estate.

     In the event of a termination under Sections 7(c) or (d), Employee's obligations under Section 6 shall remain in effect so long as Employer makes severance or disability payments.

     (e) By Employee.

      (i) Employee may resign his employment for cause and receive the same benefits as he would be entitled to and be bound by the same obligations as if the Employer terminated his employment pursuant to the provisions of Section 4(d) above if (a) the Employer significantly alters Employee's employment as set forth in Section 2 above to the detriment of Employee, or (b) significantly alters Employee's reporting responsibilities as set forth in Section 2 above, or (c) there is a Change of Control, or (d) Employee is required to move his residence to a location which is not acceptable.

      (ii) If Employee resigns without cause (a) all compensation and benefits Employee is to receive pursuant to the terms of this Agreement shall cease as of the effective date

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of such resignation ("Resignation Date") and (b) Employee will be subject to the obligations of Section 6 for what would have been the remaining term of the Agreement, or for a period of twelve (12) months from the Resignation Date, whichever is longer.

     8. ADDITIONAL PROVISIONS.

     8.1 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder, shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:


        Employee                      Employer
        ----------------------------  ----------------------------------

        Mr. John R. Lewis             Transitional Care of America, Inc.
        342 Woodcliffe Place Drive    7733 Forsyth Boulevard
        Chesterfield, Missouri 63005  Suite 1100
                                      St. Louis, Missouri 63105
                                      Attention:  Mr. David W. Cross



or to such other address, and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

     8.2 Governing Law. This Agreement has been executed and delivered in, and shall be interpreted, construed, and enforced pursuant to and in accordance with the laws of Missouri.

     8.3 Assignment. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation, and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by either party.

     8.4 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

     8.5 Enforcement. Without limiting other possible remedies to Employer for the breach of this Agreement, Employee agrees that injunctive or other equitable relief shall be available to enforce the covenants set forth in Sections 4, 5 and 6, such relief to be without the necessity of posting a bond,
cash or otherwise.   Employee further agrees that if any restriction contained
in any such Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and all remaining restrictions contained herein shall be enforced independently of each other.


Employment Agreement - John R. Lewis                                    Page 6


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     8.6 Gender and Number.  Whenever the context hereof requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

     8.7 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of Employer, Employee shall execute such additional instruments and take such additional acts as Employer may deem necessary to effectuate this Agreement.

     8.8 Severability. In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not effect the remainder of this Agreement, which shall remain in full force and effect and enforceable in accordance with its terms.

     8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.10 Entire Agreement. This Second Amended and Restated Employment Agreement supersedes all previous contracts, specifically including the Employment Agreement dated as of September 22, 1994, and the First Amended and Restated Employment Agreement dated as of December 30, 1994, and constitutes the entire Agreement between parties. Employee shall be entitled to no other benefits than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated therein. Employee specifically acknowledges that in entering into and executing this Agreement, Employee relies solely upon the representations and agreements contained in this Agreement and no others.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 12th day of June, 1996.

     EMPLOYER:                          TRANSITIONAL CARE OF AMERICA, INC.


                                        By  David W. Cross
                                           ----------------------------
                                           David W. Cross, President


     EMPLOYEE:                              John R. Lewis
                                        --------------------------------------
                                        John R. Lewis




Employment Agreement - John R. Lewis                                    Page 7